Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
September 5, 2024	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

FINWARD BANCORP ANNOUNCES THE APPOINTMENT OF THREE NEW DIRECTORS

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”), the holding company for Peoples Bank, an Indiana state-chartered commercial bank (the “Bank”), today announced that the Boards of the Bancorp and the Bank have appointed Martin P. Alwin, Jennifer R. Evans, and Carolyn M. Burke to serve as directors of the Bancorp and the Bank, effective as of September 9, 2024.  Mr. Alwin, Ms. Evans, and Ms. Burke each have a wealth of experience in the financial institutions industry, including in the areas of balance sheet management, enterprise risk management, legal and regulatory compliance, strategic initiatives, and finance.  Mr. Alwin and Ms. Burke will serve on the Audit Committee of the Boards of the Bancorp and the Bank, and Ms. Evans will serve on the Risk Management and Compliance Committee.

Joel Gorelick, chairman of the Board, said “After an extensive due diligence and selection process led by the Nominating and Corporate Governance Committee, the Board is pleased to announce the election of three independent directors, Carolyn Burke, Jennifer Evans and Martin Alwin, to the Board of Finward Bancorp and Peoples Bank.”

“We are happy to welcome our three new directors, and look forward to collaborating with them and the entire board to achieve Finward’s strategic goals,” stated Ben Bochnowski, president, and chief executive officer of the Bancorp.

Mr. Alwin will serve as a Class I director for a term expiring at the Bancorp’s 2025 annual meeting of shareholders, Ms. Evans will serve as a Class II director for a term expiring at the Bancorp’s 2026 annual meeting of shareholders, and Ms. Burke will serve as a Class III director for a term expiring at the Bancorp’s 2027 annual meeting of shareholders.  Ms. Evans and Ms. Burke were appointed to fill vacant directorships currently existing in Classes II and III resulting from previously disclosed director departures.  In connection with Mr. Alwin’s appointment, the Board approved an increase in the size of the Board from 10 to 11 directors, in accordance with the Amended and Restated By-Laws of the Bancorp.  The three new directors also will be appointed to the Board of Directors of the Bank in the same classes as disclosed above.  The Bank’s Board of Directors similarly increased the size of its Board from 10 to 11 to accommodate Mr. Alwin’s appointment.

Martin P. Alwin is the Senior Analyst at PL Capital Advisors, LLC, an SEC-registered investment advisory firm, and is also a Principal and Managing Member of RISE Commercial Self-Storage Fund Managers, LLC.  Prior to joining PL Capital, he was a Vice President of Investment Banking for Piper Jaffray & Co. focused on mergers & acquisitions, capital raising, balance sheet management, and other advisory services across the U.S. financial services industry.  Mr. Alwin began his career at Raymond James Financial, Inc.  Mr. Alwin earned his MBA from the University of Chicago Booth School of Business and a Bachelor of Arts degree from Lawrence University.  Mr. Alwin previously served on the board of Community West Bancshares, headquartered in Goleta, California.

Jennifer R. Evans is the former Executive Vice President, General Counsel and Corporate Secretary of PrivateBancorp, Inc., a Chicago-based bank holding company. She served on the executive leadership team from 2010 until Private Bancorp’s acquisition by Canadian Imperial Bank of Commerce (CIBC) in 2017. After the acquisition, Ms. Evans remained with CIBC as General Counsel of CIBC’s U.S. Region until her retirement in 2020. During her tenure at CIBC, Ms. Evans served on CIBC’s Global Leadership Team as well as numerous U.S.-based management level committees with oversight of merger integration activities in the U.S. operations, including development of an enhanced enterprise risk management program and oversight of U.S. strategic initiatives at CIBC Bank USA (formerly ThePrivateBank) and the wealth management businesses.  Previously Ms. Evans served as Executive Vice President and General Counsel at MAF Bancorp Inc. and Mid America Bank from 2004-2007. She began her career at the law firm Vedder Price where she handled numerous mergers and acquisitions, capital formations and other strategic transactions  for banking institutions and other financial services firms.  Ms. Evans graduated with an A.B. in economics from Brown University, and received a J.D. from the Boston University School of Law.

Carolyn M. Burke currently serves as the Chief Financial Officer of Exron Capital Inc., an entrepreneurial family-owned private investment firm.  Ms. Burke began her career as a Certified Public Accountant with KPMG in Chicago and has spent her entire career working in the financial services industry.  After KPMG, she spent three years at Van Kampen.  In 1995, Ms. Burke joined Brinson Partners where she served as Secretary, Treasurer and Vice President of the Brinson Funds.  Ms. Burke then moved to the investment side of the business where she spent seven years as Managing Director and Chief Administrative Officer of the UBS Global Asset Management Global Fixed Income Team.  In 2009, Ms. Burke joined Mesirow Advanced Strategies where she served as Senior Managing Director and Chief Financial Officer of Mesirow’s $16 billion hedge fund-of-fund business.  Ms. Burke received a B.B.A. with a concentration in accounting from the University of Notre Dame, and received her M.B.A. with concentrations in finance and strategy from the University of Chicago Graduate School of Business.  Ms. Burke is a Certified Public Accountant.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank.  Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland.  Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD.  The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.